EXHIBIT 3.26
                                    BYLAWS OF

                        PURE TECH RECYCLING OF CALIFORNIA

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - OFFICES

         Sec. 1.01    Principal Offices..................................... 1
         Sec. 1.02    Other Offices......................................... 1

ARTICLE II - SHAREHOLDERS

         Sec. 2.01    Annual Meeting........................................ 1
         Sec. 2.02    Special Meetings...................................... 2
         Sec. 2.03    Place of Meetings..................................... 3
         Sec. 2.04    Notice................................................ 3
         Sec. 2.05    Manner of Giving Notice; Affidavit of Notice.......... 4
         Sec. 2.06    Quorum................................................ 5
         Sec. 2.07    Adjourned Meeting; Notice............................. 5
         Sec. 2.08    Voting................................................ 6
         Sec. 2.09    Waiver of Notice or Consent by Absent Shareholders.... 8
         Sec. 2.10    Shareholder Action by Written Consent
                      Without a Meeting..................................... 9
         Sec. 2.11    Record Date for Shareholder Notice, Voting
                      and Giving Consents...................................10
         Sec. 2.12    Proxies...............................................11
         Sec. 2.13    Inspectors of Election................................12
         Sec. 2.14    Conduct of Meetings...................................13

ARTICLE III - BOARD OF DIRECTORS

         Sec. 3.01    Powers................................................14
         Sec. 3.02    Number, Tenure and Qualifications.....................14
         Sec. 3.03    Regular Meetings......................................15
         Sec. 3.04    Special Meetings......................................16
         Sec. 3.05    Place of Meetings.....................................16
         Sec. 3.06    Participation by Telephone............................17
         Sec. 3.07    Quorum................................................17
         Sec. 3.08    Action at Meeting.....................................17
         Sec. 3.09    Waiver of Notice......................................18
         Sec. 3.10    Action Without Meeting................................18
         Sec. 3.11    Removal...............................................19
         Sec. 3.12    Resignations..........................................19
         Sec. 3.13    Vacancies.............................................20
         Sec. 3.14    Compensation..........................................20
         Sec. 3.15    Committees............................................21
         Sec. 3.16    Meetings and Action of Committees.....................21

ARTICLE IV -          OFFICERS

         Sec. 4.01    Number and Term.......................................22
         Sec. 4.02    Inability to Act......................................23
         Sec. 4.03    Removal and Resignation...............................23
         Sec. 4.04    Vacancies.............................................23
         Sec. 4.05    Chairman..............................................23
         Sec. 4.06    President.............................................24
         Sec. 4.07    Vice Presidents.......................................25
         Sec. 4.08    Secretary.............................................25
         Sec. 4.09    Chief Financial Officer...............................26
         Sec. 4.10    Salaries..............................................26

ARTICLE V -           EXECUTION OF CORPORATE INSTRUMENTS,
                      RATIFICATION OF CONTRACTS, AND VOTING OF
                      SHARES OWNED BY THE CORPORATION

         Sec. 5.01    Execution of Corporate Instruments....................27
         Sec. 5.02    Ratification by Shareholders..........................28
         Sec. 5.03    Voting of Shares Owned by the Corporation.............28

ARTICLE VI - SHARE CERTIFICATES

         Sec. 6.01    Form of Certificates..................................29
         Sec. 6.02    Transfer of Shares....................................29
         Sec. 6.03    Lost Certificates.....................................29

ARTICLE VII - MISCELLANEOUS

         Sec. 7.01    Record Date for Purposes Other Than
                      Notice and Voting.....................................30
         Sec. 7.02    Corporate Seal........................................30
         Sec. 7.03    Fiscal Year...........................................30
         Sec. 7.04    Annual Statement of General Information...............30
         Sec. 7.05    Records and Inspection Rights.........................31
         Sec. 7.06    Construction and Definitions..........................32

ARTICLE VIII - INDEMNIFICATION..............................................32

ARTICLE IX - AMENDMENTS

         Sec. 9.01    Amendment by Shareholders.............................34
         Sec. 9.02    Amendment by Directors................................34



                                     BYLAWS

                                       OF

                        Pure Tech Recycling of California

                               ARTICLE I - OFFICES

         Section 1.01 Principal Offices. The Board of Directors (the "Board") shall fix the location of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is located outside the State of California, and the Corporation has one or more business offices in the State of California, the Board shall fix and designate a principal business office in the State of California.

         Section 1.02 Other Offices. The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                            ARTICLE II - SHAREHOLDERS

         Section 2.01 Annual Meeting. The annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of any other business as may properly come before the meeting shall be held on the first Tuesday of October in each year at 10:00 a.m. However, if this day falls on a legal holiday, then the meeting shall be held on the next succeeding business day. If an annual meeting of the shareholders is not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

         Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board (the "Chairman"), the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

         If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman, the President, any Vice President or the Secretary. The request shall also specify the time of the meeting which shall not be less than thirty-five
(35) nor more than sixty (60) days after receipt of the request. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections
2.04 and 2.05, that a meeting will be held at the time specified. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

         Section 2.03 Place of Meetings. All meetings of the shareholders shall be at any place within or without the State of California which may be designated by the Board. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         Section 2.04 Notice. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.05 not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         If action is proposed to be taken at any meeting for approval of the following actions: (i) a contract or transaction in which a director has a direct or indirect financial interest under section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation under section 902 of that Law, (iii) a reorganization of the Corporation under section 1201 of that Law, (iv) a voluntary dissolution of the Corporation under section 1900 of that Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under section 2007 of that Law, the notice shall also state the general nature of that proposal.

         Section 2.05 Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting may be executed by the Secretary, any Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

         Section 2.06 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the departure from the meeting of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.07 Adjourned Meeting; Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.06.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05. At any adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

         Section 2.08 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of sections 702 to 704, inclusive, of the California General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the Articles of Incorporation.

         At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast), unless the candidates' names have been placed in nomination before commencement of the voting and a shareholder has given notice before commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one
(1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to and including the number of directors to be elected, shall be elected.

         Section 2.09 Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.04, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

         Section 2.10 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

         Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy in the Board (other than a vacancy created by removal of a director) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

         All such consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.05. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest under section 310 of the California General Corporation Law, (ii) indemnification of agents of the Corporation, under section 317 of that Law, (iii) a reorganization of the Corporation under section 1201 of that Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under section 2007 of that Law, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

         Section 2.11 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporation Law.

         If the Board does not so fix a record date:

         (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         Section 2.12 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or
(ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of sections 705(e) and 705(f) of the California General Corporation Law.

         Section 2.13 Inspectors of Election. Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b) Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes or consents;

         (e) Determine when the polls shall close;

         (f) Determine the result; and

         (g) Do any other act that may be proper to conduct the election or vote with fairness to all shareholders.

         Section 2.14 Conduct of Meetings. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California General Corporation Law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine, including, without limitation, establishment of rules and procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 3.01 Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California General Corporation Law requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         Section 3.02 Number, Tenure and Qualifications. The authorized number of directors of the Board shall be three (3) until changed by an amendment to the Articles of Incorporation or by an amendment to these Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

         Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

         Section 3.03 Regular Meetings

         A regular annual meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting any other business. The Board may provide for other regular meetings from time to time by resolution. In the absence of such resolution, other regular meetings of the Board shall be held quarterly on the second Tuesday of March, June, September and December at 10:00 a.m. However, if this day falls on a legal holiday, then the meeting shall be held on the next succeeding business day. Such annual and other regular meetings may be held without call or notice.

         Section 3.04 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman, the President, any Vice President, the Secretary, or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the Corporation.

         Section 3.05 Place of Meetings. Meetings of the Board may be held at any place within or without the State of California that has been designated in the notice. If a place has not been stated in the notice or there is no notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the Board.

         Section 3.06 Participation by Telephone. Members of the Board may participate in a meeting through the use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.06 constitutes presence in person at such meeting.

         Section 3.07 Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, in the manner specified in Section 3.04, prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

         Section 3.08 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of section 310 of the California General Corporation Law (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), section 311 of that Law (as to appointment of committees), and section 317(e) of that Law (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         Section 3.09 Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of any meeting of the Board need not be given to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director.

         Section 3.10 Action Without Meeting Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         Section 3.11 Removal. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

         The entire Board or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of the director or directors concerned; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

         If the office of a director is so declared vacant or if the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

         Section 3.12 Resignations. Any director may resign effective upon giving written notice to the Chairman, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 3.13 Vacancies. Except for a vacancy created by the removal of a director, all vacancies on the Board, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected until a successor is elected and qualified. Vacancies created by the removal of a director may be filled only by approval of a majority of the shareholders entitled to vote at an election of directors. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

         Section 3.14 Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. This Section
3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

         Section 3.15 Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders' approval or approval of the outstanding shares,
(b) the filling of vacancies on the Board or any committee, (c) the fixing of compensation of directors for serving on the Board or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.

         Section 3.16 Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws dealing with meetings of directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                              ARTICLE IV - OFFICERS

         Section 4.01 Number and Term. The officers of the Corporation shall be a Chairman or a President, or both, one or more Vice Presidents, a Secretary and a Chief Financial Officer, all of whom shall be chosen by the Board. In addition, the Board may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board may from time to time determine. The officers to be appointed by the Board shall be chosen annually at the regular meeting of the Board held after the annual meeting of shareholders and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. If officers are not chosen at such meeting of the Board, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until such officer's successor shall have been duly chosen or until such officer's removal or resignation.

         Section 4.02 Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in the officer's place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

         Section 4.03 Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any officer chosen by the Board may be removed at any time, with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         Any officer chosen by the Board may resign at any time by giving a written notice of resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman, the President, the Secretary, or the Board.

         Section 4.04 Vacancies. A vacancy in any office because of any cause may be filled by the Board for the unexpired portion of the term.

         Section 4.05 Chairman. The Chairman, if such office is filled by the Board, shall, if present, preside at all meetings of shareholders and the Board and shall perform all such other duties as are incident to such office or are assigned by the Board. If the Chairman is designated as the chief executive officer or if there is no President or Vice President performing the duties of the President pursuant to Section 4.07, the Chairman shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.06.

         Section 4.06 President. The President shall be the general manager and, unless the Chairman has been designated by the Board as the chief executive officer, chief executive officer of the Corporation and, in the absence of the Chairman (if a Chairman has been appointed) or during any period in which the office of Chairman is for any reason vacant, shall preside at all meetings of shareholders and if a member, at all meetings of the Board. If the President is the chief executive officer, the President shall, subject to the control of the Board, have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board. If the President is not the chief executive officer, the President shall have such powers and discharge such duties as may be assigned from time to time by the Chairman or by the Board.

         Section 4.07 Vice Presidents. In the absence of the President, or in the event of the President's death, disability, or refusal to act, the Vice President or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the chief executive officer or by the Board.

         Section 4.08 Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by the California General Corporation Law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or are properly required by the President or by the Board.

         The Assistant Secretary or the Assistant Secretaries who may be appointed by the Board, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of the Secretary's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the chief executive officer or by the Board.

         Section 4.09 Chief Financial Officer. The Chief Financial officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the chief executive officer or by the Board.

         The Assistant or Assistants to the Chief Financial Officer who may be appointed by the Board, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of the Chief Financial Officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

         Section 4.10 Salaries. The salaries of the officers may be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                 ARTICLE V - EXECUTION OF CORPORATE INSTRUMENTS,
                         RATIFICATION OF CONTRACTS, AND
                   VOTING OF SHARES OWNED BY THE CORPORATION

         Section 5.01 Execution of Corporate Instruments. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation unless otherwise specifically determined by the Board:

         (a) formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by the President, or jointly endorsed by any Vice President and the Secretary, Assistant Secretary, Chief Financial Officer or Assistant Financial Officer;

         (b) checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in such manner (which may be a facsimile signature) and by such person or persons as shall be authorized by the Board;

         (c) dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed in the manner directed by the Board; and

         (d) share certificates issued by the Corporation shall be signed (which may be a facsimile signature) jointly by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary.

         Section 5.02 Ratification by Shareholders. The Board may, in its discretion, submit any contract or act for approval or ratification by the shareholders at any annual meeting of shareholders or at any special meeting of shareholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for such purpose.

         Section 5.03 Voting of Shares Owned by the Corporation. All shares of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, any of the Vice Presidents, the Secretary or any Assistant Secretary.

                         ARTICLE VI - SHARE CERTIFICATES

         Section 6.01 Form of Certificates. Share certificates of the Corporation shall be in such form and design as the Board shall determine. Each certificate shall state the certificate number, the date of issuance, the number, designation, class, and the name of the record holder of the shares represented thereby, the name of the Corporation, and if the shares of the Corporation are classified or if any class of shares has two (2) or more series, the legends required by section 417 of the California General Corporation Law.

         Section 6.02 Transfer of Shares. Shares may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation or recognized by the designated transfer agent and/or registrar of the Corporation, or any new certificate is issued therefor, the old certificate, properly endorsed, shall be surrendered and cancelled, except when a certificate has been lost or destroyed.

         Section 6.03 Lost Certificates. The Board may order a new share certificate to be issued in the place of any certificate alleged to have been lost or destroyed, but in every such case the owner of the lost certificate may be required to give the Corporation a bond, with surety, in such form and amount as the Board may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate.

                           ARTICLE VII - MISCELLANEOUS

         Section 7.01 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action (other than action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten
(10) days before any such action. Shareholders on the record date are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

         If the Board does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth
(60th) day before the date of that action, whichever is later.

         Section 7.02 Corporate Seal. The Corporation may have a corporate seal in such form as shall be prescribed and adopted by the Board.

         Section 7.03 Fiscal Year. The fiscal year of the Corporation shall end on the last day of June.

         Section 7.04 Annual Statement of General Information. The Corporation shall, each year, during the calendar month in which its original Articles of Incorporation were filed or during the preceding five (5) calendar months, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial officer, the street address of its principal executive office or principal business office in the State of California, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with section 1502 of the California General Corporation Law.

         Notwithstanding the preceding paragraph, if there has been no change in the information contained in the Corporation's last annual statement on file with the Secretary of State of the State of California, the Corporation may, in lieu of filing the annual statement described in the preceding paragraph, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

         Section 7.05 Records and Inspection Rights. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of these Bylaws, as amended to date. If the principal executive office of the Corporation is not in the State of California and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws, as amended to date. All accounting books, records, and minutes of the Corporation shall be open to inspection by the directors or shareholders at all reasonable times during office hours to the extent permitted by the California General Corporation Law.

         Section 7.06 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions in the California General Corporation Law as in effect from time to time shall govern the construction of these Bylaws and references to particular sections of the California General Corporation Law shall include any successor provisions.

                         ARTICLE VIII - INDEMNIFICATION

         The Corporation shall have power to indemnify each of its agents to the fullest extent permissible by the California General Corporation Law. Without limiting the generality of the foregoing sentence, the Corporation:

         (a) is authorized to provide indemnification of agents in excess of that expressly permitted by section 317 of the California General Corporation Law for those agents of the Corporation for breach of duty to the Corporation and its shareholders, provided, however, that the Corporation is not authorized to provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to section 204(a)(10) of the California General Corporation Law or as to circumstances in which indemnity is expressly prohibited by section 317 of the California General Corporation Law; and

         (b) shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of section 317 of the California General Corporation Law, and shall have power to advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section.

The term "agent" used in this Article shall have the same meaning as such term in section 317 of the California General Corporation Law.

                             ARTICLE IX - AMENDMENTS

         Section 9.01 Amendment by Shareholders. New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles of Incorporation.

         Section 9.02 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 8.01, any bylaw, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board.


                                 CERTIFICATE OF
                                  ADOPTION OF
                                     BYLAWS
                                 ---------------

         I, the undersigned, certify that:

         1. I am the presently elected and Assist. Secretary of Pure Tech Recycling of California, a California corporation; and

         2. The foregoing Bylaws, consisting of thirty-four (34) pages are the Bylaws of the Corporation as adopted pursuant to the Unanimous Written Consent of Directors in Lieu of an Organizational Meeting, effective as of December 17, 1993.

         IN WITNESS WHEREOF, I have executed this certificate on January 21,
1994.
                                        /s/PAUL LITWINCZUK
                                      ----------------------------------------
                                       PAUL LITWINCZUK, ASSISTANT SECRETARY